UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 13, 2018

ONE MADISON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-38348	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 East 28th Street, 8th Floor New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 212-763-0930
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2018, Mr. William E. Drew resigned from his position as Secretary of One Madison Corporation (the “Company”), effective as of the date on which the Board appointed his successor. Mr. Drew resigned from his position in order to allow for the appointment of Mr. David Murgio as Secretary of the Company. Mr. Drew did not resign as a result of any disagreement with the Company and he continues to serve as a Managing Director of One Madison Group LLC (the “Sponsor”).

On September 13, 2018, our Board of Directors appointed Mr. Murgio as Secretary of the Company and Mr. Drew’s resignation became effective.

Mr. Murgio, age 47, has been General Counsel and Chief Operating Officer of the Sponsor since September 2018. Most recently, Mr. Murgio worked at Drivetrain LLC, a provider of independent fiduciary services for companies. Prior to Drivetrain, Mr. Murgio was Investment Counsel at Harbinger Capital Partners LLC, where he served as the senior legal advisor to the firm’s investment professionals in connection with the structuring, negotiating, and documenting of its investments. Mr. Murgio began his career in the corporate department at Weil, Gotshal & Manges LLP, where he served from 1999 to 2009. Mr. Murgio received a J.D. from Columbia University School of Law, an M.I.A. from Columbia University School of International and Public Affairs, and a B.A. from Dartmouth College.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2018

ONE MADISON CORPORATION

By:	/s/ Bharani Bobba
Bharani Bobba Chief Financial Officer

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